Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C SECTION 3150, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the U.S. Code (18 U.S.C. § 1350), Timothy S. Jenks, President, Chief Executive Officer and Chairman of the Board of Directors of NeoPhotonics Corporation (the “Company”), and Elizabeth Eby, Senior Vice President, Finance and Chief Financial Officer of the Company, each hereby certifies that, to the best of his/her knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2018, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, as amended; and
2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned have set their hands hereto as of the 5th day of November, 2018.

/S/ TIMOTHY S. JENKS	/S/ ELIZABETH EBY
Timothy S. Jenks	Elizabeth Eby
President, Chief Executive Officer and	Senior Vice President, Finance and Chief Financial Officer
Chairman of the Board of Directors	(Principal Financial and Accounting Officer)
(Principal Executive Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of NeoPhotonics Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.